As filed with the Securities and Exchange Commission on August 8, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Heska Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0192527 (I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of Principal Executive Offices, Zip Code)

Heska Corporation Equity Incentive Plan
(Full title of the plan)

Kevin S. Wilson
Chief Executive Officer and President
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Krista P. Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
(214) 698-3100

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Heska Corporation (“Heska” or the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 130,000 shares of common stock, par value $0.01 per share (“Common Stock”), issuable under the Heska Corporation Equity Incentive Plan (the “Plan”). At the recommendation of Heska’s Board of Directors, the Registrant’s stockholders approved the Amendment to the Plan on May 4, 2022, which increased the number of shares available for issuance under the Plan by 100,000 shares of Common Stock. This Registration Statement on Form S-8 relates to (i) the additional 100,000 shares of Common Stock authorized to be issued under the Plan and (ii) 30,000 shares of Common Stock that may become available for issuance under the Plan as a result of awards that, in whole or in part, are terminated, expire or are otherwise cancelled.
The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on May 6, 2021 (SEC File No. 333-255803), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
Exhibit No.    Exhibit Description
4.1    Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013).
4.2    Certificate of Amendment to Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013).
4.3    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3(iii) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013).
4.4    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3(iv) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 6, 2017).
4.5    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 5, 2017).
4.6    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K , filed on May 9, 2018).
4.7    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019).
4.8    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020).

4.9    Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of Registrant (incorporated by reference to Exhibit 4.9 of the Registrant’s Registration Statement on Form S-3 filed on February 16, 2022).
4.10    Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019).
5.1*    Opinion of Gibson, Dunn & Crutcher LLP.

23.1*        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*    Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.3*    Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.

24.1*    Power of Attorney (included on the signature page of this Registration Statement).

99.1    Heska Corporation Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 25, 2021).

99.2     Amendment to Heska Corporation Equity Incentive Plan (incorporating by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed on August 8, 2022.

107.1*    Filing Fee Table.

____________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on this 8th day of August, 2022.

Heska Corporation

By:	/s/ Kevin S. Wilson
Name:	Kevin S. Wilson
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Wilson and Catherine Grassman, and each of them, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name	Title	Date
/s/ Kevin S. Wilson Kevin S. Wilson	Chief Executive Officer, President and Director (Principal Executive Officer)	August 8, 2022
/s/ Catherine Grassman Catherine Grassman	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2022
/s/ Scott Humphrey Scott Humphrey	Director, Chairman of the Board	August 8, 2022
/s/ Robert L. Antin Robert L. Antin	Director	August 8, 2022
/s/ Stephen L. Davis Stephen L. Davis	Director	August 8, 2022
/s/ Mark F. Furlong Mark F. Furlong	Director	August 8, 2022
/s/ Joachim Hasenmaier Joachim Hasenmaier	Director	August 8, 2022
/s/ Sharon J. Maples Sharon J. Maples	Director	August 8, 2022
/s/ David E. Sveen, Ph.D. David E. Sveen, Ph.D.	Director	August 8, 2022